SUBSCRIPTION AGREEMENT


         THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of ________, 2006, by and among Globetel Communications Corp., a Delaware corporation (the "Company"), and the subscribers identified on the signature page hereto (each a "Subscriber" and collectively "Subscribers").

         WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to Three Million Dollars ($3,000,000), subject to the exercise of the Over-Allotment, as defined below (the "Purchase Price") of principal face amount promissory notes of the Company, a form of which is attached hereto as Exhibit A ("Note" or "Notes") convertible into shares of the Company's common stock, $.00001 par value (the "Common Stock") at a per share conversion price of $______ per share (the "Conversion Price"), and the Class A Warrants in the form attached hereto as Exhibit B-1 (the "Class A Warrants") and the Class B Warrants in the form attached hereto as Exhibit B-2 (the "Class B Warrants" and with the Class A Warrants, the "Subscriber Warrants") each as further described in
Section 3 below, to purchase shares of Common Stock. The Notes, shares of Common Stock issuable upon conversion of the Notes (the "Conversion Shares"), the Warrants (as defined in Section 8 hereof) and the shares of Common Stock underlying the Warrants (the "Warrant Shares" and with the Conversion Shares, the "Shares") are collectively referred to herein as the "Securities."

         WHEREAS, the Company has granted to Placement Agent (as defined below) an option to sell an additional three hundred thousand dollars ($300,000) in Notes (the "Over-Allotment") for a maximum of $3,300,000 aggregate maximum purchase price payable to the Company.

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering irrevocable transfer agent instructions substantially in the form attached hereto as Exhibit C (the "Irrevocable Transfer Agent Instructions");

         NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

                  1. Conditions to Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the "Closing Date" (as defined in Section 2 below), each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto and the amount of Warrants determined pursuant to Section 3 below. The aggregate principal amount of the Notes to be purchased by the Subscribers on the Closing Date shall, in the aggregate, be equal to the Purchase Price.

                  2. Purchase And Sale Of Notes.
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                           (a) Purchase of Convertible Notes. Subject to the
satisfaction (or waiver) of the terms and conditions of this Agreement, each of the Subscribers agrees to purchase on the Closing Date (as defined hereinbelow), and the Company agrees to sell and issue to the Subscribers at any closing hereunder (a "Closing"), Convertible Notes in amount corresponding with the Subscription Amount set forth opposite the Subscriber's name on Schedule I hereto. Upon execution hereof by the Subscribers, the Subscribers shall wire transfer the Subscription Amount set forth opposite its name on Schedule I in same-day funds with the following instructions: Bank: Citizens Bank of Rhode Island; Address: 870 Westminster Street, Providence, RI; ABA: 011500120; Beneficiary Customer Name: Citizens Trust Institutional Services; Beneficiary Acct No.: 1590-493-8; FFC Name: Westor Capital Group/ Globe Tel Escrow Account; FFC Account No.: 7011000 or send a check payable to "Westor Capital Group/GlobeTel Escrow Account," to Westor Capital Group, Inc., with an address of 258 Genesee Street, Suite 601, Utica, NY 13502-4636, attn. Richard Bach, President, which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement and disbursed in accordance therewith.

                           (b) Closing Date. The Closing of the purchase and
sale of the Convertible Notes (each such sale, as further set forth below, is at times referred to herein as an "Offering") shall take place at 10:00 a.m. Eastern Standard Time on any date that shall be on or before October 1, 2006, but in no event later than 45 days after completion of subscription documents satisfactory to the Placement Agent, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Section 12 and Section 13 below, or such other date as is mutually agreed to by the Company and the Subscribers (the "Initial Closing Date"), with the understanding that additional sales of Convertible Notes may be made at such times as the Company and Westor Capital Group, Inc. (the "Placement Agent") shall mutually agree (any such date, an "Additional Closing Date" and with the initial Closing Date, a "Closing Date"). The Closing shall occur on the respective Closing Dates at the offices of Hodgson Russ LLP, located at 60 East 42nd Street, 37th Floor, New York, NY 10165 (or such other place as is mutually agreed to by the Company and the Subscribers).

                           (c) Escrow Arrangements; Form of Payment. Upon
execution hereof by the Subscribers and pending the Closing, the aggregate proceeds of the sale of the Convertible Notes to the Subscribers pursuant hereto shall be deposited in a non-interest bearing escrow account with Citizens Bank, N.A. as escrow agent (the "Escrow Agent"), pursuant to the terms of an escrow agreement by and among the Company, the Placement Agent and the Escrow Agent in the form attached hereto as Exhibit D (the "Escrow Agreement"). Subject to the satisfaction of the terms and conditions of this Agreement, and in accordance with the Escrow Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement such aggregate proceeds for the Convertible Notes to be issued and sold to the Subscribers, minus the unpaid fees and expenses of the Placement Agent outlined in Section 8, which shall be paid directly from the gross proceeds held in escrow of the Closing, (ii) the Company shall deliver to the Subscribers, Convertible Notes and Subscriber Warrants which the Subscribers are purchasing in the amount indicated opposite the Subscribers name on Schedule I, duly executed on behalf of the Company, and (iii) the Company shall deliver to the Placement Agent the Placement Agent Warrants (as defined in Section 8 hereof).

                  3. Warrants. For every 2 Conversion Shares which would be issued on the Closing Date assuming the complete conversion of the Notes issued on the Closing Date at the Conversion Price in effect on the Closing Date, the Subscriber shall receive 1 Class A Warrant and 1 Class B Warrant. The per share exercise price of the Class A Warrants shall be 150% of the last sale price of the Common Stock on the date immediately prior to the Closing Date (the "Class A Exercise Price"). The Class A Warrants shall be exercisable for five(5) years from the Closing Date. The per share exercise price of the Class B Warrants shall be 200% of the last sale price of the Common Stock on the date immediately prior to the Closing Date (the "Class B Exercise Price," and with the Class A Exercise Price, the "Warrant Exercise Price"). The Class B Warrants shall be exercisable for five(5) years from the Closing Date.

                  4. Subscriber's Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

                           (a) Organization and Standing of the Subscribers. If
the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                           (b) Authorization and Power. Each Subscriber has the
requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its board of directors, stockholders, partners, members, as the case may be, is required.

                           (c) No Conflicts. The execution, delivery and
performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby do not (i) conflict with such Subscriber's charter documents or bylaws or other organizational documents or (ii) violate law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties, except for such conflicts and violations would not, individually or in the aggregate, have a material adverse effect on such Subscriber. Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Notes or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

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                           (d) Information on Company. Such Subscriber has
reviewed the Reports (as such term is defined in Section 5(i) hereof) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Subscriber or its representatives or counsel shall modify, amend or affect such Subscriber's right to rely on the truth, accuracy and completeness of the Reports and the Company's representations and warranties contained in this Agreement. Such Subscriber understands that its investment in the Securities involves a high degree of risk. Each Subscriber is able to bear the risk of an investment in the Securities including, without limitation, the risk of total loss of its investment. Such Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                           (e) Information on Subscriber. The Subscriber is, and
will at the time of the exercise of the Warrants be, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The information set forth on the signature page hereto regarding the Subscriber is accurate. Such Subscriber is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such Subscriber does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities

                           (f) Investment Intent: Such Subscriber is acquiring
the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Subscriber's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Subscriber to hold the Securities for any period of time. Such Subscriber is acquiring the Securities hereunder in the ordinary course of its business.

                           (g) Shares Legend. The Shares shall bear the
following or similar legend for as long as is required pursuant to this
Agreement:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLOBETEL COMMUNICATIONS CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (h) Warrants Legend. Each Warrant shall bear the
following or similar legend:

         "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLOBETEL COMMUNICATIONS CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (i) Note Legend. Each Note shall bear the following
or similar legend:

         "THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLOBETEL COMMUNICATIONS CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

                           (j) Communication of Offer. The offer to sell the
Securities was directly communicated to such Subscriber by the Company and/or its agents. At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

                           (k) Enforceability. This Agreement has been duly
authorized and executed by such Subscriber and, when delivered by the Subscriber, will become Subscriber's valid and binding agreement enforceable against Subscriber in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                           (l) Restricted Securities. Such Subscriber
understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act or under an exemption from such registration requirements. Accordingly, Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an "accredited Subscriber" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an "Affiliate" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each subsidiary of the Company. For purposes of this definition, "control" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                           (m) Limited Ownership. The purchase by such
Subscriber of the Note and Warrant issuable to it at the Closing will not result in such Subscriber (individually or together with other Person with whom such Subscriber has identified, or will have identified, itself as part of a "group" in a public filing made with the Commission involving the Company's securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred. Such Subscriber does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other persons have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred.

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

                           (n) No Governmental Review. Each Subscriber
understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                           (o) Correctness of Representations. The foregoing
representations and warranties of such Subscriber are true and correct as of the date hereof and, unless such Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

                           (p) Survival. The foregoing representations and
warranties shall survive the Closing Date.

                           (q) Acknowledgment of No Minimum. The Subscriber
acknowledges and understands that there is no minimum offering. Consequently, the Company can close on any sum raised, and do so on a rolling basis. As a result, there can be no assurance that the Company will raise a minimally sufficient amount of capital enabling it to continue operations. In addition, if the Company raises an appreciable sum that is nevertheless substantially less than the amount equivalent of a sale of Notes aggregating receipt to the Company of $3,000,000 in gross proceeds (or $3,300,000 in the event that the Over-Allotment is exercised), the Company may have insufficient funds to fully implement its business strategy. Therefore, the sale of a minimal number of Notes would likely have material, adverse consequences on the Company's business, financial condition and future outlook. Conversely, each of the Subscribers accepts and understands that the greater the dollar amount of Notes sold by the Company through the Placement Agent, the greater will be the dilution experienced by each such Subscriber, and furthermore that such dilution will be increased in the event that the Placement Agent exercises its over-Allotment option.

The Company acknowledges and agrees that no Subscriber has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.

                  5. Company Representations and Warranties. Except as set forth in the Disclosure Schedule attached hereto as Attachment 1 (the parties understand and agree that an item disclosed under a particular schedule shall only qualify the Section referenced in the heading to such particular schedule, and shall not modify or qualify any other schedule not referenced in such schedule heading), the Company represents and warrants to and agrees with each Subscriber that:

                           (a) Due Incorporation. The Company is a corporation
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business is disclosed in the Reports . The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a "Material Adverse Effect" shall mean any of (i) a material and adverse effect on the legality, validity or enforceability of any of this Agreement, the Note, the Class A Warrant or the Class B Warrant, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and any other documents executed or delivered with this Agreement or in connection herewith (collectively, the "Transaction Documents"), (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document.

                           (b) Outstanding Stock. All issued and outstanding
shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

                           (c) Authority; Enforceability. The Transaction
Documents have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

                           (d) Additional Issuances. There are no outstanding
agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in the Company except as described on Schedule 5(d).

                           (e) Consents. No consent, approval, authorization or
order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its Affiliates, the American Stock Exchange, nor the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.

                           (f) No Violation or Conflict. Assuming the
representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

                                    (i) violate, conflict with, result in a
breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

                                    (ii) result in the creation or imposition of
any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates; or

                                    (iii) result in the activation of any
anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

                                    (iv) result in the activation of any
piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

                           (g) The Securities. The Securities upon issuance:

                                    (i) are, or will be, free and clear of any
security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

                                    (ii) have been, or will be, duly and validly
authorized and on the date of issuance of the Notes and the Warrants and upon conversion of the Notes and exercise of the Warrants, the Conversion Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable or if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted);

                                    (iii) will not have been issued or sold in
violation of any preemptive or other similar rights of the holders of any securities of the Company; and

                                    (iv) will not subject the holders thereof to
personal liability by reason of being such holders.

                           (h) Litigation. There is no pending or, to the best
knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed on the Disclosure Schedule or in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

                                    (i) Reporting Company. The Company is
eligible to register the resale of its Common Stock for resale by the Subscribers under Form S-3 promulgated under the 1933 Act. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the 1934 Act and has a class of common shares registered pursuant to Section 12(b) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed with the Commission all reports and other materials required to be filed thereunder during the preceding twelve months (collectively, the "Reports").

                           (j) No Market Manipulation. The Company has not
taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

                           (k) Information Concerning Company. The Subscribers
have not been provided with any material non-public information concerning the Company, except as the terms and conditions of the transactions contemplated hereby may constitute such information. The Company understands and confirms that the Subscribers will rely on the representations and covenants herein effecting transactions in securities of the Company. All disclosure provided to the Subscribers regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in other Reports filed prior to the date of this Agreement, there has been no event or occurrence that may have or result in a Material Adverse Event relating to the Company's business, financial condition or affairs. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

                           (l) Stop Transfer. The Securities, when issued, will
be restricted securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

                           (m) Defaults. The Company is not in violation of its
articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

                           (n) No Integrated Offering. Neither the Company, nor
any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions of the American Stock Exchange. Nor will the Company or any of its Affiliates take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

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                           (o) No General Solicitation; Private Placement.
Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities. Assuming the accuracy of the Subscribers' representations and warranties set forth in Sections 4(d)-(f), no registration under the 1933 Act is required for the offer and sale of the Securities by the Company to the Subscribers under the Transaction Documents.

                           (p) Listing. The Company's common stock is listed on
the American Stock Exchange.

                           (q) No Undisclosed Liabilities. The Company has no
liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports, other than those incurred in the ordinary course of the Company's businesses since December 31, 2004 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                           (r) No Undisclosed Events or Circumstances. Since
December 31, 2005, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports. (s) Capitalization. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on
Schedule 5(s). Except as set forth on Schedule 5(s), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company or any of its Subsidiaries. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. (t) Dilution; Hedging. The Company acknowlegdes and agrees that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants is absolute regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company. Subject to compliance with applicable securities laws, the Subscribers may enter into lawful hedging transactions with third parties, which may in turn engage in short sales of the Securities in the course of hedging the position they assume and the Subscribers may also enter into short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties that in turn may dispose of these Securities. (u) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

                           (v) DTC Status. The Company's transfer agent is a
participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.

                           (w) Investment Company. The Company is not an
Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (x) Subsidiary Represents. The Company makes each of
the representations contained in Sections 5(a), (b), (d), (e), (f), (h), (k),
(m), (q) through (s), (u), (w), (y) and (dd) of this Agreement, as same relate to each Subsidiary of the Company. For purposes of this Agreement, "Subsidiary" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

                           (y) Correctness of Representations. The Company
represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to each Closing Date, shall be true and correct in all material respects as of each Closing Date.

                           (z) Title to Assets. The Company and its subsidiaries
have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                           (aa) Patents and Trademarks. The Company and its
subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any subsidiary violates or infringes upon the rights of any person. Except as set forth in the Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights.

                           (bb) Insurance. The Company and its subsidiaries are
insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and its subsidiaries' existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company's and such subsidiaries' respective lines of business.

                           (cc) Internal Accounting Controls. The Company and
its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures in accordance with Item 307 of Regulation S-K under the 1934 Act for the Company's most recently ended fiscal quarter or fiscal year-end (such date, the "Evaluation Date"). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308(c) of Regulation S-K under the 1934 Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

                           (dd) Survival. The foregoing representations and
warranties shall survive the Closing.

                  6. Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as Exhibit E. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement.

                  7 Adjustments and Redemption. The Conversion Price, Warrant Exercise Price and number of Conversion Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the Warrants shall be adjusted as described in this Agreement, the Notes and Warrants. The Note and Warrants shall not be redeemable or callable except as described in the Note and the Warrants.

                  8. Placement Agent's Compensation; Legal Fees and Expenses.

                           (a) Broker's Fee. The Company on the one hand, and
each Subscriber (for itself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. The Company represents that there are no parties entitled to receive fees, commissions, or similar payments from the Company in connection with the transactions described in this Agreement except Westor Capital Group, Inc., which is at times referred to herein as the Placement Agent, which the Company is obligated to compensate pursuant to a separate agreement.

                           (b) Legal Fees. The Company shall pay to Westor a fee
of $15,000 as reimbursement for legal services obtained in connection with the Offering.

                           (c) Cash Commissions; Non-Accountable Expense
Allowance. The Placement Agent will be paid at each closing of the Offering a cash commission of eight percent (8%) of the Purchase Price of the Notes. The Placement Agent's non-accountable expense allowance will be equal to three percent (3%) of the Purchase Price and is to be paid directly from escrow on the Closing Date. In addition, the Placement Agent commission and non-accountable expense allowance will be payable upon the exercise of any Warrants described herein.

                           (d) Placement Agent Warrants. Additionally, at each
closing, the Placement Agent shall receive one warrant (collectively, the "Placement Warrants," and with the Subscriber Warrants, the "Warrants") with the same terms and conditions as the Warrants for every ten (10) shares sold pursuant to this agreement, except that the exercise price of the Placement Warrants shall be 120% of the Conversion Price in effect on each of such issuance date.

                  9. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

                           (a) Stop Orders. The Company will advise the
Subscribers, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                           (b) Listing. The Company shall promptly secure the
listing of the Conversion Shares and the Warrant Shares upon each national securities exchange, or automated quotation system upon which they are or become eligible for listing (subject to official notice of issuance) and shall maintain such listing so long as any Note or Warrant is outstanding. The Company will maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market, but not any information that is material, non-public information unless such information is also promptly publicly disclosed. As of the date of this Agreement and the Closing Date, the American Stock Exchange is and will be the Principal Market.

                           (c) Market Regulations. The Company shall notify the
Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

                           (d) Reporting Requirements. From the date of this
Agreement and until the sooner of (i) two (2) years after the Closing Date, or
(ii) until all the Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will not take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the later of the resale of the Shares by each Subscriber or two (2) years after the Warrants have been exercised. Until the earlier of the resale of the Common Stock and the Warrant Shares by each Subscriber or two (2) years after the Warrants have been exercised, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

                           (e) Use of Proceeds. The proceeds of the Offering
will be employed by the Company for the purposes set forth on Schedule 9.1(e) hereto. A deviation of more than 10% of any single stated use of proceeds or a deviation in the aggregate of more than 25% will be an Event of Default under the Note. Except as set forth on Schedule 9.1(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on a Closing Date.

                           (f) Reservation. Prior to the Closing Date, the
Company undertakes to reserve, pro rata, on behalf of each holder of a Note or Warrant, from its authorized but unissued common stock, a number of shares of Common Stock equal to 150% of the number of such shares necessary to allow each holder of a Note to be able to convert all such outstanding Notes and interest into Conversion Shares and reserve the number of Warrant Shares issuable upon exercise of the Warrants. Failure to have sufficient shares reserved pursuant to this Section 9.1(f) for three (3) consecutive business days or ten (10) days in the aggregate shall be a material default of the Company's obligations under this Agreement.

                           (g) Taxes. From the date of this Agreement and until
the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

                           (h) Insurance. From the date of this Agreement and
until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

                           (i) Books and Records. From the date of this
Agreement and until the sooner of
(i) two (2) years after the Closing Date, or (ii) until all the Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

                           (j) Governmental Authorities. From the date of this
Agreement and until the sooner of (i) two (2) years after the Closing Date, or
(ii) until all the Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

                           (k) Intellectual Property. From the date of this
Agreement and until the sooner of (i) two (2) years after the Closing Date, or
(ii) until all the Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

                           (l) Properties. From the date of this Agreement and
until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement (as defined in Section 11.1) or pursuant to Rule 144, without regard to volume limitations, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

                           (m) Confidentiality/Public Announcement. From the
date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that except in connection with a Form 8-K or the Registration Statement, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company shall file a Form 8-K (and attach thereto the Transaction Documents) and issue a press release describing the Offering no later than the Closing Date. In the Form 8-K, which will include the press release, the Company will specifically disclose the amount of common stock outstanding immediately after the Closing. A form of the proposed Form 8-K or press release to be employed in connection with the Offering is annexed hereto as Exhibit F.

                           (n) Further Registration Statements. The Company will
not file any registration statements or amend any already filed registration statement, including but not limited to Form S-8, with the Commission or with state regulatory authorities without the consent of each Subscriber until the Registration Statement shall have been current and available for use in connection with the public resale of the Shares for sixty (60) days from the Effective Date, as hereinafter defined (the "Exclusion Period"). The Exclusion Period will be tolled during the pendency of an Event of Default as defined in the Note and for any period of time as the Registration Statement is not available to the Subscribers for the resale of Shares.

                           (o) Non-Public Information. The Company covenants and
agrees that neither it nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

                           (p) Right of First Refusal. Until the later of (i)
365 days after the date that the Registration Statement has been effective for the resale of all the Registrable Securities or (ii) any Note remains outstanding, the Subscribers shall be given not less than seven (7) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of corporation or other entity, (ii) the Company's issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company's issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company's stock option plans and employee stock purchase plans as they now exist, which copies of such plans have been delivered to the Subscribers (iv) as a result of the exercise of options or warrants or conversion of convertible notes or preferred stock which are granted or issued pursuant to this Agreement, (v) the payment of any interest on the Notes and (vi) as has been described in the Reports filed with the Commission or delivered to the Subscribers prior to the Closing Date (collectively, the "Excepted Issuances"). The Subscribers who exercise their rights pursuant to this Section 9(p) shall have the right during the seven (7) business days following receipt of the notice to purchase such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of Notes in the Offering. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the seven (7) business days following the notice of modification, whichever is longer, to exercise such right. After the expiration of such seven (7) business day period, should the Subscriber choose not to exercise its right pursuant to this Section 9(p), the Company shall, within twenty-one (21) days, publicly announce either the entering into of definitive agreements (and attach such agreements along with such public filing) with respect to such proposed sale of Common Stock (or equivalents thereof or securities convertible into Common Stock) by the Company or the termination of such transaction.

                           (q) Offering Restrictions. Until the Registration
Statement has been effective for the resale of all the Registrable Securities for a period of ninety (90) days, the Company will not enter into an agreement to nor issue any equity, convertible debt or other securities convertible into common stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of the Subscriber, which consent shall not be unreasonably withheld. For so long as the Notes are outstanding, the Company will not enter into any equity line of credit or similar agreement, nor issue or agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or other equity or debt with price reset rights.

                           (r) Additional Registration Statements. In the event,
whether due to anti-dilution provisions or otherwise, that shares of Common Stock become issuable pursuant to a Note or a Warrant, which are not then registered pursuant to a Registration Statement, the Company shall then file an additional Registration Statement registering such shares of Common Stock for resale by the Subscribers. The liquidated damages referenced in Section 11.4 herein shall apply with respect to the Company's obligations to register such Common Stock.

                           (s) Option Plan Restrictions. The only officer,
director, employee and consultant stock option or stock incentive plan currently in effect or contemplated by the Company has been submitted to the Subscribers. No other plan will be adopted nor may any options or equity not included in such plan be issued for so long as any sum is outstanding under the Note.

                           (t) Maximum Exercise of Rights. In the event the
exercise of the right described in Section 9(p) would result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section
2.3 of the Note, then the issuance of such additional shares of common stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock without exceeding the maximum amount set forth calculated in the manner described in
Section 2.3 of the Note. The determination of when such common stock may be issued shall be made by each Subscriber as to only such Subscriber.

                           (u) Corporate Existence. So long as any of the Notes
remains outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions (each such transaction, a "Fundamental Change") unless, prior to the consummation a Fundamental Change, the Company obtains the written consent of each of the Subscribers. In any such case, the Company will (i) make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 9(u) will thereafter be applicable to the Notes and (ii) grant the Subscribers the right to put the Notes to the Company at 115% of the then outstanding principal plus any unpaid and accrued interest.

                           (v) Negative Covenants. The Company covenants and
agrees that, with the exception of Common Stock to be issued pursuant to (i) the
Note issued to the Subscribers pursuant to this Agreement, (ii) the Subscriber Warrants issued to the Subscribers pursuant to this Agreement, (iii) the Placement Agent Warrants or (iv) pursuant to a commitment disclosed in the Reports, so long as any of the principal amount or interest on the Notes remain unpaid and unconverted, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                                    (A) without the prior consent of a majority
in interest of the Subscribers, issue debt securities or otherwise incur any indebtedness, other than (1) to a strategic investor in connection with a strategic commercial agreement or transaction as determined in good faith by the Company's Board of Directors, (2) pursuant to an unsecured commercial borrowing, lending or lease financing transaction approved in good faith by the Company's Board of Directors, or (3) pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization;

                                    (B) without the prior consent of a majority
in interest of the Subscribers, repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents;

                           (w) Company Offers of its Securities. The Company
agrees that, for a period of two years from the date hereof, it shall not solicit any offer to buy from, or offer to sell to, any person introduced to the Company by the Placement Agent or any of its selected-dealers or selling agents, directly, any securities of the Company. In the event that the Company or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any such securities, or provides the name of any such person to any other securities broker/dealer or selling agent, and such person purchases such securities or purchases securities from any other securities broker/dealer or selling agent, the Company shall pay to the Placement Agent an amount equal 10% of the aggregate purchase price of the securities so purchased by such person.

                           (x) Favored Nation Provision. If at any time Notes or
the Warrants are outstanding the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in respect of the Shares, or if less than the Warrant Exercise Price in respect of the Warrant Shares, without the consent of each Subscriber holding Notes, Warrants and/or other Securities, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber so that the average per share purchase price of the shares of Common Stock issued to the Subscriber (of only the Conversion Shares or Warrant Shares still owned by the Subscriber) is equal to such other lower price per share and the Conversion Price and Warrant Exercise Price shall automatically be reduced to such other lower price per share. The average Conversion Price of the Conversion Shares and average Warrant Exercise Price in relation to the Warrant Shares shall be calculated separately for the Conversion Shares and Warrant Shares. The foregoing calculation and issuance shall be made separately for Conversion Shares received upon conversion and separately for Warrant Shares. The delivery to the Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. The Subscriber is granted the registration rights described in Section 11 hereof in relation to such additional shares of Common Stock except that the Filing Date and Effective Date with respect to such additional shares of Common Stock shall be, respectively, the sixtieth (60th) and one hundred and twentieth (120th) date after the closing date giving rise to the requirement to issue the additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant Exercise Price in effect upon such issuance. The rights of the Subscriber set forth in this
Section 9 are in addition to any other rights the Subscriber has pursuant to this Agreement, the Note, any Transaction Document, and any other agreement referred to or entered into in connection herewith.

                  10. Covenants of the Company and Subscriber Regarding Indemnification.

                           (a) The Company agrees to indemnify, hold harmless,
reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

                           (b) Each Subscriber agrees to indemnify, hold
harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers relating hereto. In no event shall the liability of any Subscriber or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of: (i) Conversion Shares issued or issuable upon conversion or otherwise pursuant to the Notes including, without limitation, shares of Common Stock issued or issuable as interest pursuant to the Notes, (ii) Damages Shares (as defined herein), (iii) Warrant Shares issuable upon exercise or otherwise pursuant to the Warrants, and (iv) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing (collectively, the "Registrable Securities").

                           (c) The procedures set forth in Section 11.6 shall
apply to the indemnification set forth in Sections 10(a) and 10(b) above.

                  11.      Registration Rights

                  11.1. In General. The Company hereby grants the following registration rights to holders of the Securities.

                           The Company shall file with the Commission a Form S-3
registration statement (the "Registration Statement") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act not later than) thirty (30) days after the Closing Date (the "Filing Date"), and cause to be declared effective not later than one hundred and twenty (120) days after the Closing Date, if there is no review, and one hundred and fifty (150) days after the Closing Date if reviewed by the Commission (the "Effective Date"). The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to 150% of the Registrable Securities. The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, pro rata, and not issued, employed or reserved for anyone other than each such Subscriber and Warrant holder. The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Without the written consent of each Subscriber, no securities of the Company other than the Registrable Securities will be included in the Registration Statement.

                  11.2. Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

                           (a) subject to the timelines provided in this
Agreement, prepare and file with the Commission the Registration Statement required by Section 11, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment (but not any information that is material, non-public information unless such information is also promptly publicly disclosed) and notify Subscribers (by telecopier and by e-mail addresses provided by Subscribers) on or before 6 pm ET on the same business day that the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the registration statement has been declared effective;

                           (b) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years from the Closing Date, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the intended method of disposition of a holder of any Registrable Securities (individually, the "Seller" and collectively, the "Sellers") set forth in such registration statement for such period;

                           (c) furnish to the Sellers, at the Company's expense,
such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

                           (d) use its best efforts to register or qualify the
Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                           (e) if applicable, list the Registrable Securities
covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                           (f) immediately notify the Sellers when a prospectus
relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                           (g) provided same would not be in violation of
Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

                  11.3. Provision of Documents. In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

                  11.4. Non-Registration Events. The Company and the Subscribers agree that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and maintained effective in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) the Registration Statement is not filed on or before the Filing Date, (B) is not declared effective on or before the Effective Date, (C) the Registration Statement is not declared effective within three (3) business days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments, or (D) the Registration Statement is filed and declared effective but shall thereafter cease to be effective or if the Company suspends the use of the prospectus forming a part of the Registration Statement for a period of time which shall exceed 30 days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) or more than 20 consecutive days (each such event referred to in clauses A through D of this Section 11.4 is referred to herein as a "Non-Registration Event"), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to two percent (2%) for each thirty (30) days or part thereof, thereafter of the Purchase Price of the Notes acquired by such holder hereunder. The Company must pay the Liquidated Damages in cash or an amount equal to one hundred and fifty percent (150%) of such cash Liquidated Damages if paid in additional shares of Common Stock (the "Damages Shares"). Such Common Stock shall be valued at a per share value equal to the average of the five (5) closing bid prices of the Common Stock as reported by Bloomberg L.P. for the five (5) trading days preceding the first day of each thirty (30) day or shorter period for which Liquidated Damages are payable. The Liquidated Damages must be paid within ten
(10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed. All oral or written and accounting comments received from the Commission relating to the Registration Statement must be responded to within ten (10) business days. Failure to timely respond to Commission comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate set forth above. Notwithstanding the foregoing, the Company shall not be liable to the Subscriber under this Section 11.4 for any events or delays occurring as a consequence of the acts or omissions of the Subscribers contrary to the obligations undertaken by Subscribers in this Agreement. Liquidated Damages will not accrue nor be payable pursuant to this Section 11.4 nor will a Non-Registration Event be deemed to have occurred for times during which Registrable Securities are transferable by the holder of Registrable Securities pursuant to Rule 144(k) under the 1933 Act.

                  11.5. Expenses. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for all Sellers are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of one counsel to the Seller, are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under
Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree. All Placement Agent's accountable costs and expenses due in connection with this Offering shall be paid directly from escrow on each Closing, or if the Offering is not successfully completed, by the Company directly upon termination of the Offering.

                  11.6. Indemnification and Contribution.

                           (a) In the event of a registration of any Registrable
Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of
Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

                           (b) In the event of a registration of any of the
Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will, subject to the provisions of
Section 11.6(c), reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

                           (c) Promptly after receipt by an indemnified party
hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                           (d) In order to provide for just and equitable
contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  11.7. Delivery of Unlegended Shares.

                           (a) None of the Registrable Securities shall contain
any legend, including the legend set forth in Section 4(g), provided (i) a registration statement (including the Registration Statement) covering the resale of such security is effective under the 1933 Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). A holder of Shares may, by notice to the Company, require the Company to reissue any Shares previously issued, so that new Shares do not contain any legends. Within three (3) business days (such third (3rd) business day being the "Unlegended Shares Delivery Date") after the business day on which the Company has received such holder's request to remove legends, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends, including the legend set forth in Section 4(g) above, reissuable pursuant to any effective and current Registration Statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the "Unlegended Shares"); and the Company shall cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Seller.

                           (b) In lieu of delivering physical certificates
representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

                           (c) The Company agrees and understands that a delay
in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $20 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 365 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares subject to such default at a price per share equal to 120% of the then market price, calculates as the last sale price of the shares of Common Stock immediately prior to the date of default, of such Conversion Shares and Warrant Shares ("Unlegended Redemption Amount"). The amount of the liquidated damages described above that have accrued or paid for the twenty day period prior to the receipt by the Subscriber of the Unlegended Redemption Amount shall be credited against the Unlegended Redemption Amount. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

         (d) In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11.7 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber's favor.

                  12. Conditions To The Company's Obligation To Sell. The obligation of the Company hereunder to issue and sell the Notes to the Subscribers at the Closing is subject to the satisfaction, at or before the Closing Dates, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                           (a) The Subscribers shall have executed the
Transaction Documents and delivered them to the Company.

                           (b) The Subscribers shall have delivered to the
Escrow Agent the purchase price for Notes in respective amounts as set forth on
Schedule I attached hereto and the Escrow Agent shall have delivered the net proceeds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

                           (c) The representations and warranties of the
Subscribers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Subscribers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Subscribers at or prior to the Closing Date.

                  13. Conditions To The Subscribers' Obligation To Purchase. The obligation of the Subscribers hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

                           (a) The Company shall have executed the Transaction
Documents and delivered them
to the Subscribers.

                           (b) The Common Stock shall be listed for trading on
the American Stock Exchange and trading in the Common Stock shall not have been suspended for any reason.

                           (c) The representations and warranties of the Company
shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. If requested by the Subscribers, the Subscribers shall have received a certificate, executed by the President and the Treasurer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Subscribers.

                           (d) The Company shall have executed and delivered to
the Subscribers the Notes and the Subscriber Warrants in the respective amounts set forth on Schedule I attached hereto.

                           (e) The due diligence performed by the Placement
Agent shall be satisfactory to the Subscribers in their sole discretion.

                           (f) The Company shall have provided to the
Subscribers a certificate of good standing from the secretary of state from the state in which the Company is incorporated.

                           (g) The Company shall have reserved out of its
authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and the exercise of the Warrants, a sufficient number of shares of Common Stock to effect the issuance of all of the Conversion Shares and all Warrant Shares then underlying outstanding Notes and Warrants.

                           (h) The Irrevocable Transfer Agent Instructions, in
form and substance satisfactory to the Subscribers, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                  14. Transfer Agent Instructions. The Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent appointing American Stock Transfer & Trust Company as its agent for purpose of having certificates issued, registered in the name of the Subscribers or their respective nominee(s), for the Conversion Shares representing such amounts of Notes as specified from time to time by the to the Company upon conversion of the Notes, for interest owed pursuant to the Notes, and for any and all Liquidated Damages (as this term is defined in the Registration Rights Agreement). The agent shall be paid a cash fee of Fifty Dollars ($50) for every occasion they act pursuant to the Irrevocable Transfer Agent Instructions. The Company may change its transfer agent at any time in its sole discretion, provided that any new transfer agent shall prior to its appointment agree to be bound by the Irrevocable Transfer Agent Instructions. Prior to registration of the Conversion Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 14, and stop transfer instructions to give effect to Section 5(g) hereof (in the case of the Conversion Shares prior to registration of such shares under the Securities Act) will be given by the Company to its transfer agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 14 shall affect in any way the Subscribers obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares. If the Subscribers provide the Company with an opinion of counsel, in form, scope and substance customary for opinions of counsel in comparable transactions to the effect that registration of a resale by the Subscribers of any of the Conversion Shares is not required under the Securities Act, the Company shall within five (5) business days instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Subscribers. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Subscribers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 14 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 14, that the Subscribers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  15.      Miscellaneous.

                           (a) Notices. All notices, demands, requests,
consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Globetel Communications Corp., 9050 Pines Blvd., Suite 255, Pembroke Pines, FL 33024, Attn: Timothy Huff, CEO, telecopier number: (954) 272-0380, with a copy by telecopier only to: Jonathan D. Leinwand, Esq., telecopier number: (954) 252-4265, (ii) if to the Subscribers, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to:, and (iii) if to the Broker, to:
Westor Capital, Inc., 258 Genesee Street, Suite 601, Utica, NY 13502, Attn:
Richard H. Bach, President, telecopier number: (315) 733-9355, with an additional copy to Hodgson Russ LLP, 60 East 42nd Street, 37th Floor, New York, NY 10165, Jeffrey Rinde, Esq., Telecopier: (212) 972-1677.

                           (b) Entire Agreement; Assignment. This Agreement and
other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

                           (c) Amendments; Waivers; No Additional Consideration.
No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Subscribers holding a majority of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Subscribers who then hold Shares.

                           (d) Counterparts/Execution. This Agreement may be
executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

                           (e) Law Governing this Agreement. This Agreement
shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                           (f) Specific Enforcement, Consent to Jurisdiction.
The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 15(d) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                           (g) Independent Nature of Subscribers. The Company
acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

                           (h) Business/Calendar Days. Unless otherwise
indicated, references to days in the Transaction Documents will refer to calendar days.

                           (i) Liquidated Damages. Wherever liquidated damages
are due and payable pursuant to this Agreement, the parties agree that such liquidated damages are: (i) not a penalty and (ii) not the sole remedy of such Subscriber, and that such Subscriber is entitled to pursue such damages as it may be entitled to at law, including specific performance, provided the amount of any such liquidated damages that have been paid shall be offset against any such other damages that may be awarded. The Company and each Subscriber agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT


         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                            GLOBETEL COMMUNICATIONS CORP.
                                            a Delaware corporation


                                            By:_________________________________
                                                     Name: Timothy Huff
                                                     Title: CEO

                                            Dated: August _____, 2006




SUBSCRIBER:





By:
    ----------------------------------------
Name:
Title:


Note Principal: $
                 -------------------
Class A Warrants:
                  --------------------------
Class B Warrants:
                  --------------------------

                         LIST OF EXHIBITS AND SCHEDULES

   Schedule I List of Subscribers and dollar amount of Notes purchased

   Attachment 1               Disclosure Schedule

   Exhibit A                  Form of Note

   Exhibit B-1                Form of Class A Warrant

   Exhibit B-2                Form of Class B Warrant

   Exhibit C                  Irrevocable Transfer Agent Instructions

   Exhibit D                  Escrow Agreement

   Exhibit E                  Form of Legal Opinion

   Exhibit F                  Form of Public Announcement and Form 8-K

   Schedule 5(d)              Capitalization/Additional Issuances

   Schedule 9.1(e)            Use of Proceeds

                                  ATTACHMENT 1
                               DISCLOSURE SCHEDULE



                                  SCHEDULE 5(d)


Pref D Shares: 500 issued and outstanding exchangeable into 1,166,666 common.


                                  SCHEDULE 5(s)



Common Stock: _______________issued and outstanding


Pref D Shares: 500 issued and outstanding


                                 SCHEDULE 9.1(e)

USE OF PROCEEDS: The proceeds of the financing are for working capital.

                                    EXHIBIT A
                                  FORM OF NOTE

                                   EXHIBIT B-1
                             FORM OF CLASS A WARRANT

                                   EXHIBIT B-2
                             FORM OF CLASS B WARRANT

                                    EXHIBIT C
                     IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                                    EXHIBIT D
                                ESCROW AGREEMENT

                                    EXHIBIT E
FORM OF LEGAL OPINION(1)

1. The Company is organized in the United States and is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

2. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

3. No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically disclosed in the Subscription Agreement or as a result of the purchase and sale of the Shares and Warrant Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

4. The Notes, Shares, Warrants and Warrant Shares have been duly authorized and, when paid for and issued in accordance with the terms of the Subscription Agreement shall have been validly issued, fully paid and nonassessable. The Company has duly authorized and reserved for issuance such number of shares of Common Stock as are issuable upon conversion of the Notes and exercise of the Warrants as are required pursuant to the terms of the Transaction Documents. When issued by the Company in accordance with the terms of the Subscription Agreement, the Notes, Shares, Warrants and Warrant Shares will be validly issued, fully paid and nonassessable.

5. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by such agreements do not and will not (i) conflict with or violate any provision of its or any of its subsidiary's Certificates of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of: (A) any agreement, indenture or other written instrument of the Company or a subsidiary thereof or other written agreement or understanding to which the Company or a subsidiary thereof is a party attached as an exhibit to the Reports and (B) to our knowledge, any other agreement, indenture or other written instrument of the Company or a subsidiary thereof or instrument or other written agreement or understanding to which the Company or a subsidiary thereof is a party, (iii) result in a violation of any law, rule or regulation of any governmental authority, regulatory body, stock market or trading facility to which the Company is subject, or by which any property or asset of the Company is bound or affected, or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of which we have knowledge of any court or governmental authority.

6. Other than as provided in the Subscription Agreement, neither the Company nor any subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of the Transaction Documents.

----------

(1) Capitalized terms used and not otherwise defined herein which are defined in the Subscription Agreement shall have the respective meanings set forth in the Subscription Agreement.

7. Assuming the accuracy of the representations and warranties of the Company set forth in Section 5 of the Purchase Agreement and of the Subscribers set forth in Section 4(d)-(f) of the Subscription Agreement, the offer, issuance and sale of the Notes, Shares, Warrants and Warrant Shares to the Subscribers pursuant to the applicable Transaction Documents are exempt from the registration requirements of the 1933 Act.

                                    EXHIBIT F
                    FORM OF PUBLIC ANNOUNCEMENT AND FORM 8-K